Exhibit 10.3

CONSULTING AGREEMENT

          This CONSULTING AGREEMENT (this "Agreement") is made and entered into as of the 26th  day of January, 2015 (the "Effective Date"), by and between Concierge Technologies, Inc., a Nevada corporation (the "Company"), on the one hand, and David Neibert ("Consultant"), an individual on the other hand.  Each of which may hereinafter be referred to as a “Party” or collectively as “Parties”.

R E C I T A L S

          A.                      WHEREAS, the Company desires to have Consultant provide certain corporate compliance consulting services, in addition to serving as the Chief Financial Officer of the Company, as described in Schedule “A” of this Agreement, pursuant to the terms and conditions of this Agreement.

          B.              WHEREAS, Consultant desires to perform, and the Company is willing to have Consultant perform, such services as an independent contractor to the Company.

               NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

AGREEMENT

               1.     SERVICES.  Consultant agrees to serve in the capacity of an independent contractor and shall provide corporate compliance consulting services to the Company as set forth in Schedule “A” attached hereto and incorporated by reference herein (“Consulting Services”) in addition to serving as the Chief Financial Officer of the Company.  The Company acknowledges that Consultant will limit its role under this Agreement to that of a consultant and to the Consulting Services set forth in Schedule “A” only.  Consultant hereby agrees to utilize its best efforts in performing the Consulting Services.  Company and Consultant agree that the performance of the Consulting Services will not require more than twenty (20) hours per week on average.  In the event additional working hours are required or the scope of work is expanded beyond the services listed in Schedule A, the Parties will mutually agree on additional rights, obligations and compensation for the provision of additional services by Consultant.

               2.        TERM.  The term of this Agreement shall commence as of the Effective Date and shall thereafter continue for twelve (12) months.  It is understood that either party may terminate this Agreement upon no less than thirty (30) days written notice unless terminated earlier in accordance with its terms.  This Agreement automatically renews in successive twelve (12) month periods unless terminated in writing by either party thirty (30) days prior to the conclusion of the initial term.

               3.        COMPENSATION.  As compensation for the performance of the Consulting Services, the Company shall compensate Consultant for his services hereunder at a rate of $6,250 USD per month.

               4.        EXPENSES.  The Company shall reimburse Consultant for any reasonable expenses incurred by Consultant in performing the Services subject to Consultant providing receipts or other documentation that evidences such expenses.

               5.        TERMINATION; COMPENSATION CONTINUATION.  Either party hereto shall have the right to terminate this Agreement in the event of a breach by the other party if such breach continues uncured for a period of ten (10) days after the breaching party is given written notice thereof by the non-breaching party.  Notwithstanding the foregoing sentence, the Company may immediately terminate this Agreement upon notice to Consultant if Consultant breaches any provision of Section 7 below. The election by the Company to terminate this Agreement shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any such termination. In the event that the Company terminates the Consulting Services at any time, Consultant will be eligible to receive his remaining compensation owed hereunder for the remainder of the consulting term.  Consultant shall not be entitled to any continuation payments under this section if Consultant’s engagement is terminated in accordance with the breach of any provision of Section 7 below.

               6.        RELATIONSHIP OF PARTIES.

                    6.1       Independent Contractor.  Consultant is an independent contractor and is not an agent, partner or employee of the Company. Consultant shall perform the Services under the general direction of the Company, but Consultant shall determine, in Consultant's sole and exclusive discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law.

                    6.2       Employment Taxes and Contributions.  Consultant shall report as income all compensation received by Consultant under this Agreement.  The Company shall not withhold any federal, state or local taxes or make any contributions on behalf of Consultant relating to the compensation received by Consultant under this Agreement.

                    6.3      No Benefits.  Because Consultant is engaged as an independent contractor and not as an employee of the Company, the Company shall not provide Consultant with any form or type of benefits, including, but not limited to, health, life or disability insurance.

               7.        CONFIDENTIAL INFORMATION.

                    7.1       Confidential Information.  For purposes of this Agreement, the term "Confidential Information" shall include, but not be limited to (i) information concerning the operation, business and finances of the Company and the Company's affiliates, (ii) the identity of customers and suppliers of the Company and the Company's affiliates, (iii) techniques and processes known or used by the Company and the Company's affiliates, and (iv) other information and trade secrets which are of great value to the Company and the Company's affiliates, which information and trade secrets are generally not known other than by the Company and the Company's affiliates.

                    7.2       Maintenance of Confidentiality.  Consultant acknowledges that maintaining the confidentiality of all Confidential Information is critically important to the Company and that Consultant has a fiduciary duty to maintain the confidentiality of the Confidential Information. In addition, Consultant understands that his agreement to maintain the confidentiality of all Confidential Information is a material inducement to the Company in executing this Agreement.

                    7.3       No Use or Disclosure.  Without the Company's prior written consent in each instance, Consultant agrees not to use or disclose, directly or indirectly, any Confidential Information in any manner, at any time, other than as expressly required by the Company in connection with the services Consultant performs under this Agreement.

        7.4       Restriction on Removal and Duplication.  Consultant agrees not to remove, reproduce, summarize or copy any Confidential Information except as expressly required by the Company in connection with the performance of his Services under this Agreement.  Consultant agrees to return immediately all Confidential Information (including any copies thereof) to the Company (i) once such Confidential Information is no longer required for Consultant to perform its services for the Company, (ii) when this Agreement expires or is earlier terminated under any circumstances whatsoever or (iii) whenever the Company may otherwise require that such Confidential Information be returned.

                    7.5      Return of Property.  Consultant agrees that all manuals, documents, files, media storage devices, reports, studies and other materials used or developed by the Company, whether are not deemed Confidential Information, are solely the property of the Company and that Consultant has no right, title or interest therein.  Upon the expiration or earlier termination of this Agreement or whenever requested by the Company, Consultant shall promptly deliver such property in his possession to the Company.

                    7.6       Survival.  The covenants and agreements of Consultant contained in this Section 7 shall be deemed to be effective as of the date such person first acquired knowledge of any Confidential Information and shall survive the expiration or earlier termination of this Agreement.

                    7.7       Injunctive and Other Equitable Relief.  Consultant acknowledges that his breach of any provision of this Section 7 will cause the Company great and irreparable harm, for which it will have no adequate remedy at law, and that, in addition to all other rights and remedies the Company may have, the Company shall be entitled to injunctive and other equitable relief to prevent a breach or continued breach of the provisions of this Section 7.

            7.8       Certain Actions.  Consultant agrees the following acts shall constitute a breach of this Agreement: (i) Consultant commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Consultant willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; or (iii) Consultant materially fails to perform the duties as described on Schedule A.  The Company may terminate Consultant’s engagement under this section as provided in Section 5 above.  The Company shall pay to Consultant all compensation to which Consultant is entitled up through the date of termination, subject to any other rights or remedies of Company under law; and thereafter all obligations of the Company under this Agreement shall cease.

               8.        GOVERNING LAW; DISPUTE RESOLUTION. The Parties agree that any dispute, controversy or claim between Consultant and the Company based on, arising out of or relating to Consultant's engagement under this Agreement or the termination of same, or any theory of contract, criminal, arbitral or tort law, shall be settled by final and binding arbitration in Orange County, California, administered by the American Arbitration Association ("AAA"). This Agreement shall be construed in accordance with the laws of the State of California without reference to the conflict of laws provisions thereof, and judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction.

               9.          GENERAL.

                    9.1       Assignment.  Consultant shall not assign Consultant’s rights or delegate Consultant's duties under this Agreement either in whole or in part without the prior written consent of the Company.  The Company shall have the right to assign its rights and delegate its duties under this Agreement in whole or in part without the consent of Consultant.

                    9.2       Attorneys' Fees.  If any litigation, arbitration or other legal proceeding relating to this Agreement occurs between the Parties hereto, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorneys' fees and costs incurred in such litigation, arbitration or proceeding.

                    9.3       Severability.  If any provision of this Agreement is determined to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, then to the extent necessary to make such provision or this Agreement legal, valid or otherwise enforceable, such provision shall be limited, construed or severed and deleted from this Agreement, and the remaining portion of such provision and the remaining other provisions hereof shall survive, remain in full force and effect and continue to be binding, and shall be interpreted to give effect to the intention of the Parties hereto insofar as that is possible.

                    9.4      Notices.  All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by facsimile, electronic transmission or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

               COMPANY:

Name:	Concierge Technologies, Inc.
Address:	_______________________
_______________________
_______________________

               CONSULTANT:   Address on signature page hereto

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

                    9.5      Entire Agreement.  This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, written or oral, between them concerning such subject matter.

                    9.6      Amendment, Modification and Waiver.  This Agreement and its provisions may not be amended, modified or waived except in a writing signed by Consultant and the Company.

                    9.7       Construction.  The normal rule of construction that an agreement shall be interpreted against the drafting party shall not apply to this Agreement.  In this Agreement, whenever the context so requires, the masculine, feminine or neuter gender, and the singular or plural number or tense, shall include the others.

          IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first set forth above.

“COMPANY”

Concierge Technologies, Inc.

____________________________
By: _______________
Its: _______________

“CONSULTANT”

David Neibert

____________________________
By: David Neibert

Address: ____________________

___________________________

___________________________

SCHEDULE “A”
DESCRIPTION OF CONSULTING SERVICES

Consultant shall perform the following services pursuant to the terms of this Agreement:

(1)           Provide corporate compliance services and associated services, including but not limited to:

(a)          advising on the auditor relations, financial statement considerations and SEC compliance (including reports on Forms 8-K, 10-Q and 10-K);

(b)          assisting with shareholder communications and transfer agent relations on behalf of the Company;

(c)          coordinating other related public company corporate compliance matters; and

(2)         Provide those other services on matters as requested by the Board of Directors of the Company.

The above services will be further defined and delineated by the Company’s management from time to time as necessary.